COMPUTATION OF PER SHARE EARNINGS                  EXHIBIT 11.1

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

BASIC            1998                                           WEIGHTED AVERAGE # SHARES
------------------------                             -----------------------------------------
                                                                                   YEAR
                                         SHARES         QUARTER                   TO DATE
                                      -------------  --------------           ----------------
SHARES OF COMMON STOCK
  OUTSTANDING
  AT DECEMBER 31, 1997                  75,099,648      75,099,648                 75,099,648

   ISSUED APRIL 1, 1998                      5,600           5,600                      2,800
                                      -------------  --------------           ----------------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT JUNE 30, 1998                      75,105,248      75,105,248                 75,102,448
                                      =============  ==============           ================
                                                                     EPS                        EPS
 INCOME FROM CONTINUING
  OPERATIONS                                           $46,000,000                $92,000,000
                                                     --------------           ----------------
 WEIGHTED AVG SHARES                                    75,105,248   $0.61         75,102,448   $1.23
  OUTSTANDING


NET INCOME                                             $43,000,000                $93,000,000
                                                     --------------           ----------------
 WEIGHTED AVG SHARES                                    75,105,248   $0.57         75,102,248   $1.24
  OUTSTANDING


                 1999
               ---------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT DECEMBER 31, 1998                  75,170,692      75,170,692                 75,170,692

SHARE REPURCHASES:
   JANUARY                                (82,800)        (82,800)                   (82,800)
   FEBRUARY
   MARCH
   APRIL
   MAY
   JUNE
APRIL ISSUE
JUNE ISSUE
                                       (1,240,300)     (1,240,300)                (1,033,583)
                                       (1,449,500)     (1,449,500)                  (966,333)
                                         (639,000)       (639,000)                  (319,500)
                                       (2,125,100)     (1,417,442)                  (708,367)
                                       (1,651,100)       (549,816)                  (275,183)
                                             6,000           6,000                      3,000
                                             3,000           1,000                        500
                                      -------------  --------------           ----------------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT JUNE 30, 1999                      67,991,892      69,798,834                 71,788,426
                                      =============  ==============           ================

  INCOME FROM CONTINUING
    OPERATIONS                                         $17,000,000                $26,000,000
                                                     --------------           ----------------
  WEIGHTED AVG SHARES                                   69,798,834   $0.24         71,788,426   $0.36
   OUTSTANDING

  NET INCOME                                           $48,000,000                $57,000,000
                                                     --------------           ----------------
  WEIGHTED AVG SHARES                                   69,798,834   $0.69         71,788,426   $0.79
    OUTSTANDING

DILUTED          1998
------------------------

SHARES OF COMMON STOCK
   OUTSTANDING
  AT DECEMBER 31, 1997                  75,099,648     75,099,648               75,099,648

   ISSUED 4/1/98                             5,600          5,600                    2,800
   OPTIONS                                                159,596                  136,499
   TIME VESTED RESTRICTED STOCK                           302,971                  278,333
                                                     -------------           --------------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT JUNE 30, 1998                      75,105,248     75,567,815               75,517,280
                                      =============  =============           ==============

  INCOME FROM CONTINUING
  OPERATIONS                                          $46,000,000              $92,000,000
                                                     -------------           --------------
  WEIGHTED AVG SHARES                                  75,567,815   $0.61       75,517,280   $1.22
    OUTSTANDING

  NET INCOME                                          $43,000,000              $93,000,000
                                                     -------------           --------------
  WEIGHTED AVG SHARES                                  75,567,815   $0.57       75,517,280   $1.23
    OUTSTANDING

                 1999
               ---------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT DECEMBER 31, 1998                  75,170,692     75,170,692               75,170,692

SHARE REPURCHASES:
   JANUARY                                (82,800)       (82,800)                 (82,800)
   FEBRUARY                            (1,240,300)    (1,240,300)              (1,033,583)
   MARCH                               (1,449,500)    (1,449,500)                (966,333)
   APRIL                                 (639,000)      (639,000)                (319,500)
   MAY                                 (2,125,100)    (1,417,442)                (708,367)
   JUNE                                (1,651,100)      (549,816)                (275,183)
APRIL ISSUE                                  6,000          6,000                    3,000
JUNE ISSUE                                   3,000          1,000                      500
OPTIONS                                    543,000         93,996                   45,620
TIME VESTED RESTRICTED STOCK               614,328        414,886                  384,477
PERFORMANCE BASED RESTRICTED STOCK       1,842,982        173,424                  155,530
                                      -------------  -------------           --------------

SHARES OF COMMON STOCK
  OUTSTANDING
  AT JUNE 30, 1999                      70,992,202     70,481,140               72,374,053
                                      =============  =============           ==============

  INCOME FROM CONTINUING
   OPERATIONS                                         $17,000,000              $26,000,000
                                                     -------------           --------------
  WEIGHTED AVG SHARES                                  70,481,140   $0.24       72,374,053   $0.36
  OUTSTANDING

  NET INCOME                                          $48,000,000              $57,000,000
                                                     -------------           --------------
  WEIGHTED AVG SHARES                                  70,481,140   $0.68       72,374,053   $0.79
    OUTSTANDING


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